                                                                     EXHIBIT 4.1

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                          SECOND SUPPLEMENTAL INDENTURE

                                     between

                            COX COMMUNICATIONS, INC.,
                                    as Issuer

                                       and

                              THE BANK OF NEW YORK,
                                   as Trustee

                           Dated as of October 6, 1999

    ------------------------------------------------------------------------

                                TABLE OF CONTENTS

                             -----------------------

                                                                                               PAGE
                                                                                               ----

                                             ARTICLE 1
                                            DEFINITIONS

SECTION 1.01.  Definitions of Terms...............................................................2

                                             ARTICLE 2
                         GENERAL TERMS AND CONDITIONS OF THE SENIOR NOTES

SECTION 2.01.  Designation and Principal Amount...................................................7
SECTION 2.02.  Maturity...........................................................................7
SECTION 2.03.  Form and Payment; Minimum Transfer Restriction.....................................7
SECTION 2.04.  Exchange and Registration of Transfer of Securities;
         Restrictions on Transfers; Depository....................................................8
SECTION 2.05.  Interest..........................................................................12
SECTION 2.06.  Right to Proceed..................................................................15
SECTION 2.07.  No Issuance upon the Exercise of Warrants.........................................15

                                             ARTICLE 3
                                  REDEMPTION OF THE SENIOR NOTES

SECTION 3.01.  Redemption........................................................................15
SECTION 3.02.  Optional Redemption by Company....................................................16
SECTION 3.03.  No Sinking Fund...................................................................16
SECTION 3.04.  Mandatory Redemption upon a Qualifying Equity Offering............................16

                                             ARTICLE 4
                               EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 4.01.  Extension of Interest Payment Period..............................................16

                                             ARTICLE 5
                                             EXPENSES

SECTION 5.01.  Payment of Expenses...............................................................17
SECTION 5.02.  Payment upon Resignation or Removal...............................................18

                                             ARTICLE 6
                                    CONVERSION OF SENIOR NOTES

SECTION 6.01.  Conversion Rights.................................................................18

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

                                             ARTICLE 7
                                       FORM OF SENIOR NOTES
SECTION 7.01.  Form of Senior Note...............................................................19

                                             ARTICLE 8
                                  ORIGINAL ISSUE OF SENIOR NOTES

SECTION 8.01.  Original Issue of Senior Notes....................................................19

                                             ARTICLE 9
                                      REMARKETING; RESET RATE

SECTION 9.01.  Effectiveness of this Article; Incorporation of Remarketing
         Agreement...............................................................................19
SECTION 9.02.  Determination of Reset Date; Remarketing..........................................19
SECTION 9.03.  Reset of Interest Rate and Maturity Date..........................................22
SECTION 9.04.  Failed Remarketing................................................................23
SECTION 9.05.  Renewed Remarketing...............................................................23

                                            ARTICLE 10
                                           MISCELLANEOUS

SECTION 10.01.  Ratification of Base Indenture; Second Supplemental
         Indenture Controls......................................................................23
SECTION 10.02.  Trustee Not Responsible for Recitals.............................................23
SECTION 10.03.  Governing Law....................................................................23
SECTION 10.04.  Severability.....................................................................23
SECTION 10.05.  Counterparts.....................................................................24

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                                       ii


         SECOND SUPPLEMENTAL INDENTURE, dated as of October 6, 1999 (the "SECOND SUPPLEMENTAL INDENTURE") between Cox Communications, Inc., a Delaware corporation (the "COMPANY"), and The Bank of New York, a New York banking corporation, as trustee (the "TRUSTEE") under the Indenture dated as of June 27, 1995 between the Company and the Trustee (the "BASE INDENTURE" and together with this Second Supplemental Indenture, the "INDENTURE").

         WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide for the future issuance of the Company's Debt Securities to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Base Indenture;

         WHEREAS, Section 2.03 of the Base Indenture permits the terms of any series of Securities to be established in an indenture supplemental to the Base Indenture;

         WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of its Debt Securities to be known as its Auction Rate Reset Senior Notes Series A (the "SENIOR NOTES"), the form and substance of such Senior Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Second Supplemental Indenture;

         WHEREAS, Cox RHINOS Trust, a Delaware statutory business trust (the "TRUST"), has offered to Intrepid Funding Master Trust $500,000,000 aggregate liquidation amount of its Auction Rate Reset Preferred Securities (the "PREFERRED SECURITIES"), representing undivided beneficial interests in the assets of the Trust, and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Company of $15,500,000 aggregate liquidation amount of its Auction Rate Reset Common Securities, in $515,500,000 aggregate principal amount of the Senior Notes;

         WHEREAS, pursuant to the terms of the Remarketing Agreement dated as of October 6, 1999 (the "REMARKETING AGREEMENT") among the Company, the Trust and Banc of America Securities LLC, as remarketing agent (the "REMARKETING AGENT"), the Preferred Securities or, following any distribution of Senior Notes to the holders of Preferred Securities, such Senior Notes, as the case may be, shall, on the occurrence of a Trigger Event, be remarketed in accordance with the terms hereof by the Remarketing Agent on the Reset Date; and

         WHEREAS, the Company requested that the Trustee execute and deliver this Second Supplemental Indenture, and all requirements necessary to make this Second Supplemental Indenture a valid instrument in accordance with its terms, and to make the Senior Notes, when executed by the Company and authenticated and delivered by the Trustee, the legal, valid and binding obligations of the Company, have been performed, and the execution and delivery of this Second Supplemental Indenture has been duly authorized in all respects.

         NOW THEREFORE, in consideration of the purchase and acceptance of the Senior Notes by the Holder thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Senior Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:



                                    ARTICLE 1
                                   DEFINITIONS

         SECTION 1.01. Definitions of Terms. Unless the context otherwise requires:

          (a) a term defined in the Base Indenture and not otherwise defined herein has the same meaning when used in this Second Supplemental Indenture;

          (b) the singular includes the plural as well as vice versa;

          (c) a reference to a Section or Article is to a Section or Article of this Second Supplemental Indenture;

          (d) headings are for convenience of reference only and do not affect interpretation; and

          (e) the following terms have the meanings given to them in the Trust
Agreement:

                  ADMINISTRATIVE TRUSTEE
                  AFFILIATE
                  ASSOCIATED PERSON
                  CLOSING DATE
                  CLOSING PRICE
                  COMMON SECURITIES
                  COMMON STOCK
                  DELAWARE TRUSTEE
                  DIRECT ACTION
                  LIKE AMOUNT
                  LIQUIDATION AMOUNT
                  MAJORITY IN LIQUIDATION AMOUNT

                  MANDATORY REDEMPTION DATE
                  MANDATORY REDEMPTION PRICE
                  PAYING AGENT
                  PERSON
                  PORTAL MARKET
                  PREFERRED SECURITIES
                  PRO RATA
                  PROPERTY TRUSTEE
                  PURCHASE AGREEMENT
                  QUALIFYING EQUITY OFFERING
                  REFERENCE CORPORATE DEALER
                  REMARKETING AGENT
                  REMARKETING AGREEMENT
                  REMARKETING FEE
                  REPLACEMENT SECURITIES
                  RULE 144A
                  SECONDARY PURCHASE AGREEMENT
                  SECURITIES ACT
                  SPECIAL EVENT
                  TAX EVENT
                  TRADING DAY
                  TRIGGER PRICE

         (f) the following terms have the meanings given to them in this Section 1.01(f):

         "90 DAY PERIOD" has the meaning set forth in Section 3.01.

         "ADDITIONAL INTEREST" means the interest, if any, that shall accrue on any interest on the Senior Notes that is in arrears for more than one interest payment period or not paid during any Extension Period, which in either case shall accrue at the stated rate per annum specified or determined as specified in such Senior Note and compounded quarterly.

         "ADDITIONAL SUMS" has the meaning set forth in Section 2.05(f).

         "ADDITIONAL TAXES" means the sum of any additional taxes, duties and other governmental changes to which the Trust has become subject from time to time as a result of a Tax Event.

         "AFFILIATED BIDDER" has the meaning set forth in Section 9.02(b).

         "BID" means an irrevocable offer to purchase the aggregate outstanding principal amount of Senior Notes at the Remarketing Price with an Interest Rate equal to the Bid Rate specified in such Bid and with a Maturity Date on the Remarketed Maturity Date.

         "BID RATE" means the proposed Interest Rate on the Senior Notes specified in a Bid.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close and for purposes of LIBOR rate determinations, until the Remarketing Settlement Date, that is also a London Banking Day.

         "CALCULATION AGENT" means Banc of America Securities LLC.

         "DATE OF DETERMINATION" has the meaning set forth in Section 2.05(b).

         "DISSOLUTION EVENT" means that pursuant to Section 8.01 of the Trust Agreement, the Trust is to be dissolved in accordance with the Trust Agreement, and the Senior Notes held by the Property Trustee are to be distributed to the holders of the Trust Securities issued by the Trust Pro Rata in accordance with the Trust Agreement.

         "EXPECTED RESET DATE" has the meaning set forth in Section 9.02(a).

         "EXTENSION PERIOD" has the meaning set forth in Section 4.01.

          "FAILED REMARKETING" means any event specified as such, at the time so specified in Article 9 hereof or in Article 6 of the Trust Agreement.

         "FINAL RESET DATE" has the meaning set forth in Section 9.02(a)(iii).

         "FORMER HOLDERS" has the meaning set forth in Section 9.02(i).

         "GLOBAL SENIOR NOTE" has the meaning set forth in Section 2.04(a)(i).

         "GUARANTEE TRUSTEE" means the Guarantee Trustee as defined in the Preferred Securities Guarantee Agreement dated as of October 6, 1999 between Cox Communications, Inc., as Guarantor, and The Bank of New York, as Guarantee Trustee.

         "INTEREST PAYMENT DATE" has the meaning set forth in Section 2.05(d).

         "INTEREST RATE" has the meaning set forth in Section 2.05(a).

         "LIBOR" means the rate determined by the Calculation Agent as the interest rate expressed in decimal figures for deposits in the London interbank market for a period of three months in U.S. Dollars that appears on the Telerate Page 3750 as of 11:00 a.m., London time, on the Date of Determination. If such rate does not appear on the Telerate Page 3750, the rate on the Date of Determination will be determined as if the parties had specified the LIBOR-Reference Banks Rate as the applicable rate.

         "LIBOR-REFERENCE BANKS RATE" means the rate determined on the basis of the rates at which three-month deposits in U.S. Dollars in the Representative Amount are offered at approximately 11:00 a.m., London time, on the Date of Determination by the Reference Banks to prime banks in the London interbank market for deposits commencing two London Banking Days following such Date of Determination. The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on the Date of Determination by major banks in New York City (selected by the Calculation Agent) on the Date of Determination for three-month loans in U.S. Dollars in the Representative Amount to leading banks for loans extended two London Banking Days following such Date of Determination.

         "LONDON BANKING DAY" means any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market.

         "MARGIN" has the meaning set forth in Section 2.05(a)(i).

         "MATURITY DATE" means October 6, 2029; provided that in the event of a successful Remarketing of the Senior Notes or the Preferred Securities, as the case may be, the Maturity Date shall be the Remarketed Maturity Date.

         "OPTIONAL REDEMPTION" has the meaning set forth in Section 3.01(b).

         "PRE-REMARKETING INTEREST PAYMENT DATE" has the meaning set forth in
Section 2.05(b).

         "PRE-REMARKETING REGULAR RECORD DATE" has the meaning set forth in
Section 2.05(c).

         "REDEMPTION DATE" shall mean, when used with respect to any Senior Notes to be redeemed, the date fixed for such redemption by or pursuant to this Second Supplemental Indenture.

         "REDEMPTION PRICE" has the meaning set forth in Section 3.01.

         "REFERENCE BANKS" means, for the purposes of any LIBOR rate, four major banks in the London interbank market selected by the Calculation Agent.

         "REGULAR RECORD DATE" has the meaning set forth in Section 2.05(e).

         "REMARKETED MATURITY DATE" means the later of (i) the thirtieth anniversary of the Remarketing Settlement Date on which Replacement Notes are issued, and (ii) October 6, 2029.

         "REMARKETING" means a remarketing of Senior Notes pursuant to Article 9 hereof or Article 6 of the Trust Agreement.

         "REMARKETING PRICE" means 100.25% of the aggregate principal amount of the Senior Notes plus accrued and unpaid interest (including Additional Interest, if any).

         "REMARKETING SETTLEMENT DATE" means the third Business Day immediately following the Reset Date.

         "RENEWED REMARKETING" has the meaning set forth in Section 9.05.

         "REPLACEMENT NOTES" has the meaning set forth in Section 9.02(j).

         "REPLACEMENT SECURITIES" has the meaning set forth in Section 5(j) of the Remarketing Agreement.

         "REPRESENTATIVE AMOUNT" means, for the purposes of any LIBOR rate for which a Representative Amount is relevant, an amount that is equal to the aggregate principal amount of all of the Senior Notes.

         "RESET DATE" means any date established as a Reset Date pursuant to
Article 9 hereof or Article 6 of the Trust Agreement.

         "RESET RATE" has the meaning set forth in Section 1 of the Remarketing Agreement.

         "RESTRICTED SECURITY" has the meaning set forth in Section 2.04(c).

         "SECONDARY PURCHASER" has the meaning set forth in Section 9.02(c).

         "TRANSFER RESTRICTION TERMINATION DATE" means the first date on which the Senior Notes (other than Senior Notes acquired by the Company or any Affiliate thereof) may be sold pursuant to Rule 144(k).

         "TRIGGER EVENT" has the meaning set forth in Section 9.02(a).

         "TRUST AGREEMENT" means the Amended and Restated Trust Agreement of Cox RHINOS Trust, a Delaware statutory business trust, dated as of October 6, 1999.

         "TRUST SECURITIES" means the Preferred Securities and Common Securities of the Trust.

         "U.S. DOLLAR" means the lawful currency of the United States of America.

         "WINNING BID RATE" has the meaning set forth in Section 9.02(b) hereof or in Section 6.02(b) of the Trust Agreement.



                                    ARTICLE 2
                GENERAL TERMS AND CONDITIONS OF THE SENIOR NOTES

         SECTION 2.01. Designation and Principal Amount. There is hereby authorized a series of Securities designated the "Auction Rate Reset Senior Notes Series A", limited in aggregate principal amount to $515,500,000 (except as contemplated in Section 2.03(2) of the Base Indenture).

         SECTION 2.02. Maturity. The principal of the Senior Notes shall be due and payable on the Maturity Date.

         SECTION 2.03.  Form and Payment; Minimum Transfer Restriction.

          (a) Except as provided in Section 2.04, the Senior Notes shall be issued as Registered Securities in fully certificated form without coupons in denominations of $100,000 in principal amount and integral multiples of $1,000 thereof. Principal and interest on the Senior Notes issued in certificated form will be payable by check or wire transfer, the transfer of such Senior Notes will be registrable and such Senior Notes will be exchangeable for Senior Notes bearing identical terms and provisions, in each case, at the office or agency of the Trustee in the Borough of Manhattan, The City of New York; provided that payment of interest may be made at the option of the Company by check mailed to the holder of Senior Notes at such address as shall appear in the Securities Register. Notwithstanding the foregoing, so long as the Property Trustee is a holder of Senior Notes, the payment of the principal of and interest (including any Additional Interest, if any) on such Senior Notes held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee.

         (b) A holder of Senior Notes may transfer or exchange Senior Notes held by it only in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. Any attempted transfer, sale or other disposition of Senior Notes in a denomination of less than $100,000 shall be deemed to be void and of no legal effect whatsoever.

         SECTION 2.04. Exchange and Registration of Transfer of Securities; Restrictions on Transfers; Depository. (a) If distributed to holders of Preferred Securities in connection with a Dissolution Event, the Senior Notes will be issued in the same form as the Preferred Securities that such Senior Notes replace in accordance with the following procedures.

                  (i) If the Preferred Securities are held in global form, the Senior Notes shall be presented to the Trustee by the Property Trustee in exchange for a Security in permanent global form in an aggregate principal amount equal to the aggregate principal amount of all outstanding Senior Notes (a "GLOBAL SENIOR NOTE"), to be registered in the name of the Depository, or its nominee, and delivered by the Property Trustee to the Depository for crediting to the accounts of its participants pursuant to the instructions of the Administrative Trustees. The Company upon any such presentation shall execute a Global Senior Note in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture. Payments on the Senior Notes issued as a Global Senior Note will be made to the Depository. The Company initially appoints The Depository Trust Company to act as Depository with respect to the Global Senior Note.

                  (ii) If the Preferred Securities are held in certificated form, the Senior Notes shall be presented to the Trustee by the Property Trustee and each outstanding Preferred Security certificate will be deemed to represent a beneficial interest in such Senior Note in an aggregate principal amount equal to the aggregate Liquidation Amount of the Preferred Securities represented by such Preferred Security certificate. When the holder of a Preferred Security certificate presents such certificate for transfer or reissuance, such certificate will be canceled and a Senior Note, registered in the name of such holder or such holder's transferee, as the case may be, in an aggregate principal amount equal to the aggregate Liquidation Amount of the canceled certificate, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture. On issue of such Senior Notes, Senior Notes with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been canceled.

         (b) Any Global Senior Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the
                                        8
provisions of this Indenture as may be required by the Depository, by a national securities exchange or by the National Association of Securities Dealers, Inc. in order for the Senior Notes to be tradeable on the PORTAL Market or as may be required for the Senior Notes to be tradeable on any other market developed for trading of securities pursuant to Rule 144A or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Senior Notes may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Senior Notes are subject.

          (c) Each Senior Note that bears or is required to bear the legend set forth in this Section 2.04(c) (a "RESTRICTED SECURITY") shall be subject to the restrictions on transfer provided in the legend set forth in this Section 2.04(c), unless such restrictions on transfer shall be waived by the written consent of the Company, and the Holder of each Restricted Security, by such Holder's acceptance thereof, agrees to be bound by such restrictions on transfer. As used in this Section 2.04(c) and in Section 2.04(d), the term "transfer" encompasses any sale, pledge, transfer or other disposition of any Restricted Security.

         Prior to the Remarketing Settlement Date and after the occurrence of a Dissolution Event, any certificate evidencing a Senior Note shall bear a legend in substantially the following form, unless otherwise agreed by the Company (with written notice thereof to the Trustee):

                  THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITIES EVIDENCED HEREBY EXCEPT TO (1) COX COMMUNICATIONS, INC. OR ANY AFFILIATE THEREOF, (2) BANK OF AMERICA, N.A. OR ANY OF ITS AFFILIATES, (3) ANY ENTITY SPONSORED OR ORGANIZED BY, ON BEHALF OF, OR FOR THE PRIMARY USE OF, BANK OF AMERICA, N.A. OR ANY OF ITS AFFILIATES OR (4) A SECONDARY PURCHASER (AS DEFINED IN THE AMENDED AND RESTATED TRUST AGREEMENT OF COX RHINOS TRUST DATED AS OF OCTOBER 6, 1999 (AS AMENDED FROM TIME TO TIME, THE "TRUST

                  AGREEMENT")) THAT AS OF THE RESET DATE HAS ENTERED INTO A SECONDARY PURCHASE AGREEMENT (AS DEFINED IN THE TRUST AGREEMENT) WITH COX RHINOS TRUST.

         On and after the Remarketing Settlement Date and after the occurrence of a Dissolution Event and prior to the Transfer Restriction Termination Date, any certificate evidencing a Replacement Note shall bear a legend in substantially the following form, unless otherwise agreed by the Company (with written notice thereof to the Trustee):

                  THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT HAS ACQUIRED THE SECURITIES IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITIES EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY EXCEPT TO
                  (A) COX COMMUNICATIONS, INC. OR ANY SUBSIDIARY THEREOF, (B) A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OR (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AT THE REQUEST OF THE

                  HOLDER, THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO THE SALE OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT.

         Following the Transfer Restriction Termination Date, any Senior Note or security issued in exchange or substitution therefor (other than Senior Notes acquired by the Company or any Affiliate), may upon surrender of such Senior Note or security for exchange to the Trustee in accordance with the provisions of this Section 2.04, be exchanged for a new Senior Note or Senior Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.04(c).

          (d) Any Senior Note that, prior to the Transfer Restriction Termination Date, is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements thereof that results in such Senior Note no longer being a "restricted security" as defined under Rule 144 under the Securities Act.

          (e) Except as provided in (f) below, a Global Senior Note may be transferred, in whole but not in part, only to another nominee of the Depository, or a successor Depository selected or approved by the Company or to a nominee of such successor Depository.

          (f) If (i) the Depository notifies the Company that it is unwilling or unable to continue as a depositary for such Global Senior Note and no successor depositary shall have been appointed within 90 days by the Company or
(ii) the Depository, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the Depository is required to be so registered to act as such depositary and no successor depositary shall have been appointed within 90 days by the Company, in each case, the Company will execute and the Trustee, upon written notice from the Company and receipt of a Company Order, will authenticate and deliver in exchange for such Global Senior Note, the Senior Notes in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Senior Note. If (A) the Company, in its sole discretion, determines that the Senior Notes shall no longer be represented by a Global Senior Note or (B) there shall have occurred an Event of Default with respect to such Senior Notes, in each case, the Company will execute and the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company and a Company Order, will authenticate and make available for delivery in exchange for such Global Senior Note, the Senior Notes in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Senior Note. Any Senior Notes delivered pursuant to this Section 2.04(f) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall (i) deliver any such Senior Notes to the Depository for delivery to the Persons in whose names such Senior Notes are so registered and (ii) cancel the Global Senior Note for which such Senior Notes are exchanged.

         SECTION 2.05. Interest. (a) Interest on the principal amount of each Senior Note will accrue and be payable at a rate (the "INTEREST RATE") per annum equal to

                  (i) from and including the Closing Date to but excluding the earlier of (A) the Remarketing Settlement Date on which Replacement Notes are issued and (B) the date such principal amount is paid, LIBOR plus 75 basis points increasing by 50 basis points upon the date of occurrence of a Failed Remarketing and by an additional 50 basis points on the corresponding day of each calendar month thereafter (the "MARGIN");

                  (ii) from and including the Remarketing Settlement Date on which Replacement Notes are issued to but excluding the date such principal amount is paid, the Winning Bid Rate; and

                  (iii) notwithstanding clauses (i) and (ii) above, if the Company fails to pay the principal amount on the date such amount becomes due, then from and including such due date to but excluding the date such principal amount is paid, the applicable periodic Interest Rate, compounded quarterly, but only to the extent permitted by applicable law.

         Interest that is not paid when due will bear additional interest thereon compounded quarterly at the applicable periodic Interest Rate specified above (to the extent permitted by applicable law) in accordance with Section
4.01. The term "interest", as used herein, includes any such Additional Interest unless otherwise stated.

          (b) Until the Remarketing Settlement Date on which Replacement Notes are issued, interest on the Senior Notes will be payable quarterly in arrears
(A) on October 15, January 15, April 15 and July 15 of each year, commencing January 15, 2000 and (B) on such Remarketing Settlement Date (each, a "PRE-REMARKETING INTEREST PAYMENT DATE"), and will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from the Closing Date to but excluding the related Pre-Remarketing Interest Payment Date, except as otherwise described below.

         The Interest Rate in effect for the period from and including the Closing Date to but excluding January 15, 2000 shall be the rate determined by the Calculation Agent two London Banking Days prior to Closing Date and shall equal LIBOR plus 75 basis points. The Interest Rate in effect thereafter, for each quarterly period from and including the immediately preceding Pre-Remarketing Interest Payment Date to but excluding the applicable Pre-Remarketing Interest Payment Date, shall be determined by the Calculation Agent two London Banking Days prior to such immediately preceding Pre-Remarketing Interest Payment Date (a "DATE OF DETERMINATION") and shall equal LIBOR plus the Margin. Prior to the Remarketing Settlement Date, the amount of interest payable for any period shall be computed on the basis of a 360-day year and the actual number of days elapsed in such period. If a Pre-Remarketing Interest Payment Date is not a Business Day, then such Pre-Remarketing Interest Payment Date will be the next succeeding Business Day, except if such Business Day is in the next succeeding calendar month, such Pre-Remarketing Distribution Date will be the immediately preceding Business Day.

          (c) Interest shall be paid to the Person in whose name such Senior Note or any predecessor Senior Note is registered on the books and records of the Company at the close of business on the Regular Record Date for such interest installment, which shall be fifteen (15) days prior to a Pre-Remarketing Interest Payment Date (the "PRE-REMARKETING REGULAR RECORD DATE").

          (d) From and including the Remarketing Settlement Date on which Replacement Notes are issued, interest on the Replacement Notes will be payable quarterly in arrears (A) on October 15, January 15, April 15 and July 15 of each year, commencing on the Remarketing Settlement Date and (B) on the Maturity Date (each, an "INTEREST PAYMENT DATE"), and will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Remarketing Settlement Date, to but excluding the related Interest Payment Date, except as otherwise described below. From and including the Remarketing Settlement Date, the amount of interest payable for any quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the last sentence of this paragraph, from and including the Remarketing Settlement Date the amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed per 30-day month. If an Interest Payment Date is not a Business Day, then such Interest Payment Date will be postponed to the next succeeding Business Day (and without any interest or other payment in respect of any such delay).

          (e) Interest shall be paid to the Person in whose name the Senior Note or any predecessor Senior Note is registered on the books and records of the Company, at the close of business on the Regular Record Date for such interest installment, which, in respect of Senior Notes of which the Property Trustee is the

Holder and the related Preferred Securities are in book-entry only form or a Global Senior Note, shall be the close of business on the Business Day next preceding that Interest Payment Date (the "REGULAR RECORD DATE"). If the Senior Notes are not represented by a Global Senior Note, the Regular Record Date for such interest installment shall be fifteen (15) days prior to that Interest Payment Date.

          (f) In the event that (i) the Property Trustee is the Holder of all of the outstanding Senior Notes, (ii) a Tax Event in respect of the Trust shall have occurred and be continuing and (iii) the Company shall not have (A) redeemed the Senior Notes pursuant to Section 3.01 or (B) terminated the Trust pursuant to Section 8.01(iii) of the Trust Agreement, the Company shall pay to the Trust (or its permitted successors or assigns under the Trust Agreement) for so long as the Trust (or its permitted successor or assignee) is the registered holder of the Senior Notes, such additional amounts as may be necessary in order that the amount of distributions (including any Additional Amounts as defined in the Trust Agreement) then due and payable by the Trust on the Preferred Securities and Common Securities that at any time remain outstanding in accord with the terms thereof shall not be reduced as a result of any Additional Taxes (the "ADDITIONAL SUMS"). Whenever in this Indenture or the Senior Notes there is a reference in any context to the payment of principal of or interest on the Senior Notes, such mention shall be deemed to include mention of the payments of the Additional Sums provided for in this paragraph to the extent that, in such context, Additional Sums are, were or would be payable in respect thereof pursuant to the provisions of this paragraph and express mention of the payment of Additional Sums (if applicable) in any provisions hereof shall not be construed as excluding Additional Sums in those provisions hereof where such express mention is not made; provided that the extension of an interest payment period pursuant to Section 4.01 on the Senior Notes shall not extend the payment of any Additional Sums that may be due and payable during such interest payment period.

         SECTION 2.06. Right to Proceed. The Company acknowledges the rights of the Holders of Preferred Securities under the Trust Agreement to take Direct Action referred to in Section 3.08(e) thereof and Annex I thereto.

         SECTION 2.07.  No Issuance upon the Exercise of Warrants.    The Senior
Notes shall not be issuable upon the exercise of warrants.

                                    ARTICLE 3
                         REDEMPTION OF THE SENIOR NOTES

         SECTION 3.01. Redemption. (a) If at any time a Special Event occurs, the Company shall have the right (subject to the conditions set forth in the Indenture) at any time, upon not less than 30 nor more than 60 days' notice, to redeem the Senior Notes in whole, but not in part, within the 90 days following the occurrence of such Special Event (the "90 DAY PERIOD") at a redemption price equal to 100% of the principal amount of the Senior Notes plus any accrued and unpaid interest thereon (including any Additional Interest) to the date of such redemption (the "REDEMPTION PRICE"), and, simultaneous with such redemption, to cause a Like Amount of the Trust Securities to be redeemed by the Trust at the Mandatory Redemption Price on a Pro Rata basis. The Redemption Price shall be paid prior to 12:00 noon, New York City time, on the date of such redemption or such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price prior to the Redemption Date.

          (b) From and after the fifth anniversary of the Remarketing Settlement Date, the Company shall have the right at any time, upon not less than 30 nor more than 60 days' notice, to redeem the Senior Notes, in whole but not in part, at the Redemption Price (an "OPTIONAL REDEMPTION") and, simultaneous with such redemption, to cause a Like Amount of the Securities to be redeemed by the Trust at the Mandatory Redemption Price on a Pro Rata basis. The Redemption Price shall be paid prior to 12:00 noon, New York City time, on the date of such redemption or such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price prior to the Redemption Date.

         SECTION 3.02.  Optional Redemption by Company. Except as provided in
Section 3.01, the Senior Notes are not subject to any optional redemption by the Company.

         SECTION 3.03. No Sinking Fund. The Senior Notes are not entitled to the benefit of any sinking fund.

         SECTION 3.04. Mandatory Redemption upon a Qualifying Equity Offering. If at any time prior to the successful Remarketing of the Preferred Securities (or the Senior Notes), a Qualifying Equity Offering occurs, the Company shall, upon not less than 30 nor more than 60 days' notice, redeem Senior Notes having an aggregate principal amount equal to the lesser of (a) the gross proceeds of such Qualifying Equity Offering (without deduction of any applicable underwriting discounts and commissions) and (b) the aggregate principal amount of all outstanding Senior Notes, on the 90th day following the closing of such

Qualifying Equity Offering, and, simultaneous with such redemption, cause a Like Amount of the Trust Securities to be redeemed by the Trust on a Pro Rata basis at a redemption price equal to the Redemption Price.



                                    ARTICLE 4
                      EXTENSION OF INTEREST PAYMENT PERIOD

         SECTION 4.01. Extension of Interest Payment Period. Subject to the last sentence of this paragraph, the Company shall have the right, at any time during the term of the Senior Notes, so long as no Event of Default has occurred and is continuing, from time to time to extend the interest payment period for the Senior Notes (each such deferral period, an "EXTENSION PERIOD"), during which period the Company shall have the right to not make payments of interest on any Interest Payment Date; provided that no such Extension Period shall (i) exceed 20 consecutive quarterly periods or (ii) extend beyond the Mandatory Redemption Date, if the Trust Securities are at the time outstanding, or the Maturity Date. On the last day of any such Extension Period, which shall be an Interest Payment Date, the Company shall pay all interest then accrued and unpaid thereon (together with Additional Interest thereon, if any, to the extent permitted by applicable law) to the Person in whose name the Senior Note or any predecessor Senior Note is registered on the books and records of the Company at the close of business on the Regular Record Date for the Interest Payment Date at the end of such Extension Period. Upon termination of any Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may select a new Extension Period, subject to the above requirements. No interest including Additional Interest, if any, shall be due and payable during an Extension Period, except at the end thereof. The Company shall give the Trustee, the Property Trustee and the Administrative Trustees notice of its selection of such Extension Period at least one Business Day prior to the record date for the date the distributions on the Preferred Securities of the Trust (or if no Preferred Securities are outstanding, for the date interest on the Senior Notes) would have been payable except for the election to begin such Extension Period. Such notice shall specify the period selected. Notwithstanding the foregoing, in the event of a Failed Remarketing, any then current Extension Period shall terminate on the date of such Failed Remarketing and all deferred payments of interest shall be due and payable on such date, and no Extension Period may thereafter commence unless and until there shall have been a successful Remarketing of all of the Preferred Securities (or the Senior Notes).

         The Trustee shall promptly give notice of the Company's selection of such Extension Period to the Holders of the outstanding Senior Notes.

         The limitations set forth in Section 6.02 of the Preferred Securities Guarantee Agreement shall apply during any Extension Period.



                                    ARTICLE 5
                                    EXPENSES

         SECTION 5.01. Payment of Expenses. In connection with the offering, sale and issuance of the Senior Notes to the Trust and in connection with the sale of the Trust Securities by the Trust, the Company, in its capacity as borrower with respect to the Senior Notes, shall:

          (a) pay all costs and expenses relating to the offering, sale and issuance of the Senior Notes and the Trust Securities payable by the Trust pursuant to the Purchase Agreement and reasonable compensation of the Trustee under the Indenture in accordance with the provisions of Section 7.06 of the Base Indenture;

          (b) pay all costs and expenses of the Trust (other than payment in respect of Trust Securities) (including, but not limited to, costs and expenses relating to the organization of the Trust; the fees and expenses and indemnities of the Property Trustee and the Delaware Trustee; the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing, engraving, computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating and travel; telephone and other telecommunications expenses; and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets);

          (c) pay all costs and expenses of the Trust or Property Trustee related to the enforcement by the Property Trustee of the rights of the holders of the Preferred Securities;

          (d) be primarily liable for any indemnification obligations arising with respect to the Trust Agreement; and

          (e) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

         SECTION 5.02. Payment upon Resignation or Removal. Upon termination of this Second Supplemental Indenture or the Base Indenture or the removal or resignation of the Trustee pursuant to Section 7.08 of the Base Indenture, the Company shall pay to the Trustee all amounts accrued to the date of such termination, removal or resignation. Upon termination of the Trust Agreement or the removal or resignation of the Delaware Trustee, the Guarantee Trustee or the Property Trustee, as the case may be, the Company shall pay to the Delaware Trustee, the Guarantee Trustee or the Property Trustee and their respective counsel, as the case may be, all amounts accrued to the date of such termination, removal or resignation.



                                    ARTICLE 6
                           CONVERSION OF SENIOR NOTES

         SECTION 6.01. Conversion Rights. The Senior Notes are not convertible into shares of Common Stock at any time.



                                    ARTICLE 7
                              FORM OF SENIOR NOTES

         SECTION 7.01. Form of Senior Note. The Senior Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A-1. Following the Remarketing, the Replacement Notes shall be substantially in the form of Exhibit A-2. Each of Exhibit A-1 and Exhibit A-2 is hereby incorporated in and expressly made a part of this Second Supplemental Indenture.



                                    ARTICLE 8
                         ORIGINAL ISSUE OF SENIOR NOTES

         SECTION 8.01. Original Issue of Senior Notes. Senior Notes in the aggregate principal amount of $515,500,000 may, upon execution of this Second Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver such Senior Notes to or upon the written order of the Company, in accordance with Section 2.05 of the Base Indenture.

                                    ARTICLE 9
                             REMARKETING; RESET RATE

         SECTION 9.01. Effectiveness of this Article; Incorporation of Remarketing Agreement. (a) Sections 9.02 and 9.05 shall become effective if and only if the Senior Notes have been distributed to the Holders of the Trust Securities prior to Remarketing. Notwithstanding the foregoing, on the Remarketing Settlement Date (except in the case of a Failed Remarketing), the certificates representing the Senior Notes held by the Property Trustee shall be exchanged for certificates representing Replacement Notes.

          (b) Every Person, by virtue of having become a Holder in accordance with the terms of this Agreement, shall be deemed to have expressly assented and agreed to the terms of, and shall be bound by, this Second Supplemental Indenture, including the terms of Exhibit B. Exhibit B is hereby incorporated in and expressly made a part of this Second Supplemental Indenture.

         SECTION 9.02.  Determination of Reset Date; Remarketing.

          (a) (i) Subject to Section 9.05, (i) if the Closing Price of the Common Stock on any Trading Day is less than the Trigger Price and the Senior Notes have been distributed to the holders of the Trust Securities and (ii) in any case, if the Preferred Securities (or the Senior Notes) remain outstanding at 36 months from the date of issuance (each, a "TRIGGER EVENT"), the holders of a majority in principal amount of the Senior Notes (the "REQUESTING HOLDERS") will have the right to require remarketing of the Senior Notes. The Requesting Holders may exercise this right by delivering a written notice to the Remarketing Agent at any time on or prior to the sixth Business Day following the date on which such Trigger Event occurs. Upon the receipt of such notice, the Remarking Agent shall immediately deliver a written notice to the Company on behalf of the Requesting Holders (the "REMARKETING NOTICE"). If the Requesting Holders exercise their right to require the remarketing of the Senior Notes, the Reset Date shall be the sixth Business Day after the date on which the Remarketing Notice is delivered by the Remarketing Agent (the "EXPECTED RESET DATE").

         (ii) If the Requesting Holders do not exercise their right to require the remarketing the Senior Notes pursuant to Section 9.02(a)(i) above with respect to any Trigger Event, the Requesting Holders shall continue to have the option to require the remarketing of the Senior Notes in accordance with Section 9.02(a)(i) with respect to any subsequent Trigger Event.

        (iii) Notwithstanding Section 9.02(a)(i):

                       (A) the Company may, by notice to the Remarketing Agent,
                  direct that the Reset Date be delayed if the Company believes it will be unable to meet the conditions to Remarketing in the absence of such a delay; and

                       (B) the Remarketing Agent may, by notice to the Company,
                  direct that the Reset Date be delayed if the Remarketing Agent believes that a Remarketing will not be successful in the absence of such a delay;

provided that the Company and the Remarketing Agent, in either such event, will use their reasonable best efforts to establish a delayed Reset Date that is within five Business Days after the Expected Reset Date, but in no event later than the 30th Business Day following the date on which the related Remarketing Notice was delivered (the "FINAL RESET DATE").

                  (iv) If the Company and the Remarketing Agent have not agreed, on or prior to the sixth Business Day preceding the Final Reset Date, to a Reset Date that is not later than the Final Reset Date, a Failed Remarketing shall be deemed to have occurred.

          (b) The Company shall, by notice to the Remarketing Agent no later than five Business Days prior to the Reset Date, select and specify three Reference Corporate Dealers. By 3:00 p.m., New York City time, on the Reset Date, the Remarketing Agent shall request Bids from such Reference Corporate Dealers. The Remarketing Agent or an Affiliate or Associated Person thereof (any such person, an "AFFILIATED BIDDER") may, at its option, enter a Bid. The Remarketing Agent shall disclose to the Company the Bids obtained and determine the lowest Bid Rate (the "WINNING BID RATE") from among the Bids obtained on the Reset Date. By approximately 4:30 p.m., New York City time, on the Reset Date, the Remarketing Agent shall notify the Company and the Trustee of the Winning Bid Rate. If on a Reset Date, Bids are not submitted by at least two Reference Corporate Dealers, or if the lowest Bid submitted would result in a Winning Bid Rate in excess of the rate permitted by applicable law, the Remarketing shall be deemed to be a Failed Remarketing on the corresponding Remarketing Settlement Date. The Winning Bid Rate determined by the Remarketing Agent, absent manifest error, shall be binding and conclusive upon the holders of the Senior Notes, the Company and the Trust.

          (c) On the Reset Date, the Remarketing Agent shall designate as the Secondary Purchaser (the "SECONDARY PURCHASER") the Reference Corporate Dealer providing the Bid containing the Winning Bid Rate. If the Winning Bid Rate is specified in the Bids submitted by two or more bidders, the Remarketing Agent shall, in consultation with the Company, designate one of such bidders as the Secondary Purchaser.

          (d) On the Reset Date, the Secondary Purchaser shall enter into a Secondary Purchase Agreement for the purchase by such Secondary Purchaser at the Remarketing Price of the aggregate principal amount of Senior Notes, with an Interest Rate equal to the Winning Bid Rate and with a Maturity Date on the Remarketed Maturity Date.

          (e) If a Remarketing has occurred pursuant to this Section 9.02 but settlement of the purchase and sale of the Senior Notes does not occur on the corresponding Remarketing Settlement Date, then a Failed Remarketing shall be deemed to have occurred on such Remarketing Settlement Date.

          (f) At the time and in the manner specified in the Secondary Purchase Agreement, the Secondary Purchaser shall pay on the Remarketing Settlement Date to the Remarketing Agent on behalf of the holders of the Senior Notes an amount of cash equal to the Remarketing Price.

          (g) Unless otherwise agreed among the Remarketing Agent, the Paying Agent and any Former Holder, the Remarketing Agent shall promptly pay the Remarketing Price, less the Remarketing Fee, to the Paying Agent, acting solely as agent for the Former Holders, and the Paying Agent shall pay such amount to the Former Holders in the manner specified in Section 2.12 of the Base Indenture for payments of interest and as is otherwise specified herein, except that the record date therefor shall be the Business Day immediately preceding the Remarketing Settlement Date.

          (h) The obligation of the Remarketing Agent to make payment to the Former Holders in connection with the Remarketing shall be limited to the extent that the Secondary Purchaser has delivered the Remarketing Price therefor to the Remarketing Agent.

          (i) Any outstanding Senior Notes purchased on the Remarketing Settlement Date shall be deemed to be transferred to the Secondary Purchaser and shall be replaced in the manner provided in Section 9.02(j). On and after the Remarketing Settlement Date (except in the event of a Failed Remarketing), (A) the Company shall make no further payments to, and the Company shall have no further obligations under this Second Supplemental Indenture (or the Indenture) in respect of, the holders of such replaced Senior Notes (the "FORMER HOLDERS"),
(B) the Company shall only be obligated to make payments to the holders of Replacement Notes and (C) the Senior Notes of the Former Holders shall no longer represent an obligation of the Company, but shall only represent a right to receive the proceeds of the Remarketing from the Paying Agent.

          (j) The Company shall cause replacement certificates evidencing the remarketed Senior Notes (or, if the Preferred Securities have been remarketed, reset Senior Notes) to be executed by the Company and authenticated by the Trustee in accordance with the provisions of Section 2.05 of the Base Indenture (the "REPLACEMENT NOTES"). If the Replacement Notes are to be purchased on the Remarketing Settlement Date, the Replacement Notes shall be delivered to the purchaser or purchasers of the remarketed Senior Notes in accordance with the terms of the Secondary Purchase Agreement.

         SECTION 9.03. Reset of Interest Rate and Maturity Date. From and including the Remarketing Settlement Date on which Replacement Securities are issued, if the Senior Notes are remarketed pursuant to Article 9 hereof or the Preferred Securities are remarketed pursuant to Article 6 of the Trust Agreement, the Interest Rate on the Senior Notes shall be the Winning Bid Rate and the Maturity Date shall be the Remarketed Maturity Date.

         SECTION 9.04. Failed Remarketing. The Remarketing Agent shall give notice of any Failed Remarketing on the date such Failed Remarketing occurs, or is deemed to occur, by 4:00 p.m., New York City time, on the date of such Failed Remarketing, to the Company, the Trustee and the Paying Agent.

         SECTION 9.05. Renewed Remarketing. If a Failed Remarketing has occurred the Company may thereafter at its option at any time or from time to time initiate a new Remarketing (a "RENEWED REMARKETING") by giving notice of such election to the Remarketing Agent. Upon the receipt of such notice, the Remarketing Agent shall immediately deliver written notice to the Holders of the Senior Notes which are not Replacement Notes, and such notice shall constitute a Remarketing Notice for purposes of Section 9.02(a)(i).



                                   ARTICLE 10
                                  MISCELLANEOUS

         SECTION 10.01. Ratification of Base Indenture; Second Supplemental Indenture Controls. The Base Indenture, as supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this Second Supplemental Indenture shall supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith.

         SECTION 10.02. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

         SECTION 10.03. Governing Law. This Second Supplemental Indenture and each Senior Note shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to its principles of conflicts of laws.

         SECTION 10.04. Severability. If any provision in the Base Indenture, this Second Supplemental Indenture or in the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 10.05. Counterparts. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Any signed copy shall be sufficient proof of this Second Supplemental Indenture.

         IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.


                                          COX COMMUNICATIONS, INC.


                                          By: /s/ Dallas S. Clement
                                             --------------------------------
                                             Name: Dallas S. Clement
                                             Title: Vice President and Treasurer



                                          THE BANK OF NEW YORK,
                                               as Trustee

                                          By: /s/ Marie E. Trimboli
                                             --------------------------------
                                             Name: Marie E. Trimboli
                                             Title: Assistant Treasurer

                                                                     EXHIBIT A-1

                              [FORM OF SENIOR NOTE]

IF A DISSOLUTION EVENT HAS OCCURRED, INSERT THE FOLLOWING - THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITIES EVIDENCED HEREBY EXCEPT TO (1) COX COMMUNICATIONS, INC. OR ANY AFFILIATE THEREOF, (2) BANK OF AMERICA, N.A. OR ANY OF ITS AFFILIATES, (3) ANY ENTITY SPONSORED OR ORGANIZED BY, ON BEHALF OF, OR FOR THE PRIMARY USE OF, BANK OF AMERICA, N.A. OR ANY OF ITS AFFILIATES OR (4) A SECONDARY PURCHASER (AS DEFINED IN THE AMENDED AND RESTATED TRUST AGREEMENT OF COX RHINOS TRUST DATED AS OF OCTOBER 6, 1999 (AS AMENDED FROM TIME TO TIME, THE "TRUST AGREEMENT")) THAT AS OF THE RESET DATE HAS ENTERED INTO A SECONDARY PURCHASE AGREEMENT (AS DEFINED IN THE TRUST AGREEMENT) WITH COX RHINOS TRUST.

FROM AND AFTER THE REMARKETING SETTLEMENT DATE ON WHICH REPLACEMENT NOTES ARE ISSUED TO ANY PERSON OTHER THAN THE PROPERTY TRUSTEE, THIS INSTRUMENT SHALL REPRESENT ONLY THE RIGHT TO RECEIVE THE REMARKETING PRICE, AS PROVIDED IN THE TRUST AGREEMENT, AND SHALL NO LONGER REPRESENT AN OBLIGATION OF THE COMPANY.

No. ________                                                   CUSIP NO.________


                            COX COMMUNICATIONS, INC.

                     AUCTION RATE RESET SENIOR NOTE SERIES A

         Cox Communications, Inc., a Delaware corporation (the "COMPANY," which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay the principal sum of five hundred fifteen million five hundred thousand dollars ($515,500,000) on the Maturity Date.

         (a) Interest on the principal amount of this Senior Note will accrue and be payable at a rate (the "INTEREST RATE") per annum equal to

                  (i) from and including the Closing Date to but excluding the earlier of (A) the Remarketing Settlement Date on which Replacement Notes are issued and (B) date on which the principal amount of this Senior Note becomes due upon the maturity, acceleration or redemption thereof, LIBOR plus 75 basis points increasing by 50 basis points upon the date of occurrence of a Failed Remarketing and by an additional 50 basis points on the corresponding day of each calendar month thereafter (the "MARGIN");

                  (ii) except as provided in clause (iii) below, from and including the Remarketing Settlement Date on which Replacement Notes are issued to but excluding the date on which the principal amount of the Senior Notes becomes due upon the maturity, acceleration or redemption thereof, the Winning Bid Rate; and

                  (iii) if the Company fails to pay the principal amount due upon the maturity, acceleration or redemption of this Senior Note on the date such amount becomes due, from and including such due date to but excluding the date of actual payment by the Company, the applicable periodic Interest Rate compounded quarterly.

         Interest that is not paid when due will bear additional interest thereon compounded quarterly at the applicable periodic Interest Rate (to the extent permitted by applicable law).

         The term "INTEREST", as used herein, includes any Additional Interest unless otherwise stated.

         (b) Until the Remarketing Settlement Date on which Replacement Notes are issued, interest on this Senior Note will be payable quarterly (subject to


                                      A1-2
deferral as set forth herein) in arrears (i) on October 15, January 15, April 15 and July 15 of each year, commencing January 15, 2000 and (ii) on such Remarketing Settlement Date (each, a "PRE-REMARKETING INTEREST PAYMENT DATE"), and will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from the Closing Date to but excluding the related Pre-Remarketing Interest Payment Date, except as otherwise described below.

         The Interest Rate in effect for the period from and including the Closing Date to but excluding January 15, 2000 shall be the rate determined by the Calculation Agent two London Banking Days prior to the Closing Date and shall equal LIBOR plus 75 basis points. The Interest Rate in effect thereafter, for each quarterly period from and including the immediately preceding Pre-Remarketing Interest Payment Date to but excluding the applicable Pre-Remarketing Interest Payment Date, shall be determined by the Calculation Agent two London Banking Days prior to such immediately preceding Pre-Remarketing Interest Payment Date (a "DATE OF DETERMINATION") and shall equal LIBOR plus the Margin. Prior to the Remarketing Settlement Date, the amount of interest payable for any period shall be computed on the basis of a 360-day year and the actual number of days elapsed in such period. If a Pre-Remarketing Interest Payment Date is not a Business Day, then such Pre-Remarketing Interest Payment Date will be the next succeeding Business Day, except if such Business Day is in the next succeeding calendar month, such Pre-Remarketing Distribution Date will be the immediately preceding Business Day.

         As used herein, "LONDON BANKING DAY" means any day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market.

         All percentages resulting from any calculations on the Senior Notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upward).

         (c) From and including the Remarketing Settlement Date on which Replacement Notes are issued, interest on the Replacement Notes will be payable quarterly in arrears (i) on the interest payment dates set forth in such Replacement Notes, commencing on the Remarketing Settlement Date and (ii) on the Maturity Date (each, an "INTEREST PAYMENT DATE"), and will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Remarketing Settlement Date, to but excluding the related Interest Payment Date, except as otherwise described below. From and including the Remarketing Settlement Date, the amount of interest payable for any period shall be computed on the basis of a 360-day year of twelve 30-day months. Except as


                                      A1-3
provided in the last sentence of this paragraph, from and including the Remarketing Settlement Date the amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed per 30-day month. If an Interest Payment Date is not a Business Day, then such Interest Payment Date will be postponed to the next succeeding Business Day (and without interest or other payment in respect of any such delay).

         (d) Interest shall be paid to the Person in whose name this Senior Note or any predecessor Senior Note is registered on the books and records of the Company at the close of business on the Regular Record Date for such interest installment, which shall be fifteen (15) days prior to a Pre-Remarketing Interest Payment Date (the "PRE-REMARKETING REGULAR RECORD DATE"). Notwithstanding the foregoing, so long as the Holder of this Senior Note is the Property Trustee, the payment of the principal of (and premium, if any) and interest on this Senior Note will be made at such place and to such account as may be designated by the Property Trustee.

         This Senior Note shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee.

         The provisions of this Senior Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.


                                      A1-4

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed.



                                          COX COMMUNICATIONS, INC.


                                          By:
                                             --------------------------------
                                             Name: Dallas S. Clement
                                             Title: Vice President and Treasurer

Attest:


By:
   -----------------------------------
   Name:
   Title:


                                      A1-5

                     [FORM OF CERTIFICATE OF AUTHENTICATION]

                          CERTIFICATE OF AUTHENTICATION


This is one of the Securities of the series described in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK,
      as Trustee


By:
   --------------------------------
   Authorized Signatory


                                      A1-6

                            [FORM OF REVERSE OF NOTE]

         This Senior Note is one of a duly authorized series of Debt Securities of the Company (herein sometimes referred to as the "SENIOR NOTES"), specified in the Base Indenture (as defined below), all issued or to be issued in one or more series under and pursuant to an Indenture (the "BASE INDENTURE") dated as of June 27, 1995, duly executed and delivered between the Company and The Bank of New York, as Trustee (the "TRUSTEE"), as supplemented by the Second Supplemental Indenture dated as of October 6, 1999 between the Company and the Trustee (the Base Indenture as so supplemented, the "INDENTURE"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Senior Notes. By the terms of the Indenture, the Senior Notes are issuable thereunder in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Senior Notes is limited in aggregate principal amount as specified in such Second Supplemental Indenture and herein sometimes referred to as the "SENIOR NOTES."

         Because of the occurrence and continuation of a Special Event or a Qualifying Equity Offering, in certain circumstances, this Senior Note may become due and payable at the principal amount together with any interest accrued thereon (including Additional Interest) (the "REDEMPTION PRICE"). The Redemption Price shall be paid prior to 12:00 noon, New York City time, on the date of such redemption or at such earlier time as the Company determines. If the Maturity Date or any other date fixed for redemption of the Senior Notes is not a Business Day, then payment of the Redemption Price or principal payable on such date will be made on the next succeeding day that is a Business Day with interest thereon to the date of payment.

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Senior Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Senior Notes and each other series of Debt Securities Outstanding and affected, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders of such Series of Securities; provided that the Company and the Trustee may not, without the consent of the holder of each Senior Note then Outstanding and affected thereby: (a) change the time of payment of the principal (or any installment) of any Senior Note, or reduce the principal amount thereof, or reduce


                                      A1-7
the rate or change the time of payment of interest thereon, or impair the right to institute suit for the enforcement of any payment on any Senior Note when due, (b) reduce the percentage in principal amount of the Senior Notes the consent of whose holders is required to execute any such supplemental indenture, or the consent of whose holders is required for any waiver provided for in the Indenture or (c) subject to certain exceptions, modify provisions of the Indenture relating to the waiver of past defaults with respect to the Senior Notes and the execution of supplemental indentures. The Indenture also contains provisions providing that prior to the acceleration of the maturity of any Senior Note, the holders of a majority in aggregate principal amount of Senior Notes may, on behalf of the holders of all Senior Notes, waive any past default with respect to the Senior Notes and its consequences, except a default (i) in respect of a covenant or provision of the Indenture or of any Senior Note that cannot be modified or amended without the consent of the holder of each outstanding Senior Note or (ii) in the payment of the principal of, any premium or interest (including any Additional Interest) on, or any Additional Amounts with respect to the Senior Notes. Any such consent or waiver by the registered holder of this Senior Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Senior Note and of any Senior Note issued in exchange herefor or in place hereof (whether by registration or transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Senior Note.

         No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Senior Note at the time and place and at the rate and in the money herein prescribed.

         Subject to the last sentence of this paragraph, the Company shall have the right at any time during the term of this Senior Note, from time to time, to extend the interest payment period of such Senior Note for a period not to exceed 20 consecutive quarterly periods (each such deferral period an "EXTENSION PERIOD"), during which periods the Company shall have the right not to make payments of interest on any Interest Payment Date. On the last day of any such Extension Period, which shall be an Interest Payment Date, the Company shall pay all interest then accrued and unpaid (together with Additional Interest, if any, thereon to the extent permitted by applicable law) to the Person in whose name such Senior Note or any predecessor Senior Note is registered on the books and records of the Company at the close of business on the Regular Record Date for such Interest Payment Date. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period; provided that no Extension Period together with all such previous and further extensions thereof shall (i) exceed 20 consecutive quarterly periods or (ii) extend beyond the Mandatory Redemption Date, if the Trust Securities are at the time outstanding, or


                                      A1-8
the Maturity Date of this Senior Note. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may elect to begin a new Extension Period, subject to the above requirements. Notwithstanding the foregoing, in the event of a Failed Remarketing, any then current Extension Period shall terminate on the date of such Failed Remarketing and all deferred payments of interest shall be due and payable on such date, and no Extension Period may thereafter commence unless and until there shall have been a successful Remarketing of all of the Preferred Securities (or the Senior Notes).

         As provided in the Indenture and subject to certain limitations herein and therein set forth, this Senior Note is transferable by the registered holder hereof on the Securities Register of the Company, upon surrender of this Senior Note for registration of transfer at the office or agency of the Trustee in The City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

         Prior to due presentment for registration of transfer of this Senior Note, the Company, the Trustee, any paying agent and the Securities Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Senior Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Securities Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Securities Registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or the interest on this Senior Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

         The Senior Notes of this series are issuable only in registered form without coupons in denominations of $100,000 and any integral multiple of $1,000 thereof. A holder of Senior Notes may transfer or exchange Senior Notes held by


                                      A1-9
it only in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. Any attempted transfer, sale or other disposition of Senior Notes in a denomination of less than $100,000 shall be deemed to be void and of no legal effect whatsoever.

         All terms used in this Senior Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

THE INDENTURE AND THE SENIOR NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.


                                      A1-10

                                                                     EXHIBIT A-2



                           [FORM OF REPLACEMENT NOTE]

         IF THE NOTE IS TO BE A GLOBAL SENIOR NOTE, INSERT THE FOLLOWING--THIS
NOTE IS IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE (1) BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, (2) BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR (3) BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         IF A DISSOLUTION EVENT HAS OCCURRED, INSERT THE FOLLOWING -- THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT HAS ACQUIRED THE SECURITIES IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED

HEREBY EXCEPT TO (A) COX COMMUNICATIONS, INC. OR ANY AFFILIATE THEREOF, (B) A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OR (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AT THE REQUEST OF THE HOLDER, THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO THE SALE OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT.


                                      A2-2

No.__________                                                  CUSIP NO.________



                            COX COMMUNICATIONS, INC.

                     AUCTION RATE RESET SENIOR NOTE SERIES A
                                REPLACEMENT NOTE

         Cox Communications, Inc., a Delaware corporation (the "COMPANY", which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay the principal sum of ____________ dollars ($__________) on the Maturity Date.

         (a) Interest on the principal amount of this Senior Note will accrue and be payable at a rate (the "INTEREST RATE") per annum equal to, from and including the date of issuance to but excluding the date such principal amount is paid, the Winning Bid Rate; and if the Company fails to pay the principal amount on the date such amount becomes due, then from and including such due date to but excluding the date such principal amount is paid, the applicable periodic Interest Rate, compounded quarterly, but only to the extent permitted by applicable law.

         Interest that is not paid when due will bear additional interest thereon compounded quarterly at the applicable periodic Interest Rate (to the extent permitted by applicable law).

         The term "INTEREST", as used herein, includes any Additional Interest unless otherwise stated.

         (b) From and including the date of issuance, interest on this Replacement Note will be payable quarterly in arrears (i) on ______, ______, ______ and _______ of each year, commencing on the Remarketing Settlement Date on which this Replacement Note is issued and (ii) on the Maturity Date (each, an "INTEREST PAYMENT DATE"), and will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance, to but excluding the related Interest Payment Date, except as otherwise described below. The amount of interest payable for any period shall be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the last sentence of this paragraph, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed per 30-day month. If an Interest Payment Date is not a Business Day, then such Interest Payment Date will be the next succeeding Business Day (and without any interest or other payment in respect of any such delay).


                                      A2-3

         (c) Interest shall be paid to the Person in whose name the Senior Note or any predecessor Senior Note is registered on the books and records of the Company at the close of business on the Regular Record Date for such interest installment, which, in respect of Senior Notes of which the Property Trustee is the Holder and the related Preferred Securities are in book-entry only form or a Global Senior Note, shall be the close of business on the Business Day next preceding that Interest Payment Date (the "REGULAR RECORD DATE"). If the Senior Notes are not represented by a Global Senior Note, the Regular Record Date for such interest installment shall be fifteen (15) days prior to an Interest Payment Date. Notwithstanding the foregoing, so long as the Holder of this Senior Note is the Property Trustee, the payment of the principal of (and premium, if any) and interest on this Senior Note will be made at such place and to such account as may be designated by the Property Trustee.

         This Senior Note shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee.

         The provisions of this Senior Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.


                                      A2-4

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed.


                                                  COX COMMUNICATIONS, INC.



                                                  By:
                                                     --------------------------
                                                     Name:
                                                     Title:

Attest:


By:
   ----------------------------
   Name:
   Title:


                                      A2-5

                     [FORM OF CERTIFICATE OF AUTHENTICATION]

                          CERTIFICATE OF AUTHENTICATION


This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK,
       as Trustee


By:
   ---------------------------
   Authorized Signatory


                                      A2-6

                            [FORM OF REVERSE OF NOTE]

         This Senior Note is one of a duly authorized series of Securities of the Company (herein sometimes referred to as the "SENIOR NOTES"), specified in the Base Indenture (as defined below), all issued or to be issued in one or more series under and pursuant to an Indenture (the "BASE INDENTURE") dated as of June 27, 1995, duly executed and delivered between the Company and The Bank of New York, as Trustee (the "TRUSTEE"), as supplemented by the Second Supplemental Indenture dated as of October 6, 1999 between the Company and the Trustee (the Base Indenture as so supplemented, the "INDENTURE"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Senior Notes. By the terms of the Indenture, the Senior Notes are issuable thereunder in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Senior Notes is limited in aggregate principal amount as specified in such Second Supplemental Indenture and herein sometimes referred to as the "SENIOR NOTES."

         Because of the occurrence and continuation of a Special Event or an Optional Redemption in certain circumstances, this Senior Note may become due and payable at the principal amount together with any interest accrued thereon (including Additional Interest) (the "REDEMPTION PRICE"). The Redemption Price shall be paid prior to 12:00 noon, New York City time, on the date of such redemption or at such earlier time as the Company determines. If the Maturity Date or any other date fixed for redemption of the Senior Notes is not a Business Day, then payment of the Redemption Price or principal payable on such date will be made on the next succeeding day that is a Business Day with interest thereon to the date of payment.

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Senior Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Senior Notes and each other series of Securities Outstanding and affected, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders of such Series of Securities; provided that the Company and the Trustee may not, without the consent of the holder of each Senior Note then outstanding and affected thereby: (a) change the time of payment of the principal (or any installment) of any Senior Note, or reduce the principal amount thereof, or reduce


                                      A2-7
the rate or change the time of payment of interest thereon, or impair the right to institute suit for the enforcement of any payment on any Senior Note when due, (b) reduce the percentage in principal amount of the Senior Notes the consent of whose holders is required to execute any such supplemental indenture or the consent of whose holders is required for any waiver provided for in the indenture or (c) subject to certain exceptions, modify provisions of the Indenture relating to the waiver of past defaults with respect to the Senior Notes and the execution of supplemental indentures. The Indenture also contains provisions providing that prior to the acceleration of the maturity of any Senior Note, the holders of a majority in aggregate principal amount of Senior Notes may, on behalf of the holders of all Senior Notes, waive any past default with respect to the Senior Notes and its consequences, except a default (i) in respect of a covenant or provision of the Indenture or of any Senior Note that cannot be modified or amended without the consent of the holder of each Outstanding Senior Note or (ii) in the payment of the principal of, any premium or interest (including any Additional Interest) on, or any Additional Amounts with respect to the Senior Notes. Any such consent or waiver by the registered holder of this Senior Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Senior Note and of any Senior Note issued in exchange herefor or in place hereof (whether by registration or transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Senior Note.

         No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Senior Note at the time and place and at the rate and in the money herein prescribed.

         The Company shall have the right at any time during the term of this Senior Note, from time to time, to extend the interest payment period of such Senior Note for a period not to exceed 20 consecutive quarterly periods (each such deferral period an "EXTENSION PERIOD"), during which periods the Company shall have the right not to make payments of interest on any Interest Payment Date. On the last day of any such Extension Period, which shall be an Interest Payment Date, the Company shall pay all interest then accrued and unpaid (together with Additional Interest, if any, thereon to the extent permitted by applicable law) to the Person in whose name such Senior Note or any predecessor Senior Note is registered on the books and records of the Company at the close of business on the Regular Record Date for such Interest Payment Date. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period; provided that no Extension Period together with all such previous and further extensions thereof shall (i) exceed 20 consecutive quarterly periods or (ii) extend beyond the Mandatory Redemption Date, if the Trust Securities are at the time outstanding, or the Maturity Date of this Senior Note. Upon the


                                      A2-8
termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may elect to begin a new Extension Period.

         As provided in the Indenture and subject to certain limitations herein and therein set forth, this Senior Note is transferable by the registered holder hereof on the Register of the Company, upon surrender of this Senior Note for registration of transfer at the office or agency of the Trustee in The City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

         Prior to due presentment for registration of transfer of this Senior Note, the Company, the Trustee, any paying agent and the Securities Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Senior Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Securities Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Securities Registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or the interest on this Senior Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

         The Senior Notes of this series are issuable only in registered form without coupons in denominations of $100,000 and any integral multiple of $1,000 thereof. A holder of Senior Notes may transfer or exchange Senior Notes held by it only in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. Any attempted transfer, sale or other disposition of Senior Notes in a denomination of less than $100,000 shall be deemed to be void and of no legal effect whatsoever.


                                      A2-9

         All terms used in this Senior Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         THE INDENTURE AND THE SENIOR NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.


                                      A2-10